Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-87290, No. 333-04617 and No. 333-93659) of Juno Lighting, Inc. of our report dated February 16, 2005 relating to the financial statements, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Chicago, Illinois
February 23, 2005